MUTUAL SEPARATION AGREEMENT

      This Mutual Separation Agreement is made as of September 30, 2004, between GVI Security, Inc., a Delaware corporation (the "Company"), GVI Security Solutions, Inc., a Delaware corporation (the "Parent") and Thomas Wade ("Wade").

                                    RECITALS

      WHEREAS, Wade and the Company are parties to an Employment Agreement, dated as of July 22, 2003 (the "Employment Agreement;" capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement), whereby Wade was employed as President of the Company; and

      WHEREAS, Wade and the Company have agreed to a mutual separation of the employment relationship, termination of the Employment Agreement, and the settlement and release of claims by each party on the terms set forth herein.

      NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1. Termination. Wade's employment with Company is terminated as of the date hereof (the "Termination Date") in accordance with Section 2.2(f) of the Employment Agreement.

      2. Severance. In accordance with Section 2.3 of the Employment Agreement, Wade will be paid (i) on the date hereof, an amount equal to his accrued and unpaid salary through the date hereof, plus any accrued vacation pay, any unreimbursed expenses and any Incentive Bonus then earned but not already paid,
(ii) $350,000 payable in twenty-four (24) equal installments over the 12-month period ending one-year from the date hereof; and (iii) within 60 days after the end of the first Bonus Period ending after the date hereof, a prorated portion (based upon the number of days during such Bonus Period Wade was employed by the Company) of the Incentive Bonus that would otherwise be payable to Wade with respect to such Bonus Period. In addition, until the end of the 12-month period ending one-year period from the date hereof, Wade shall continue to be (i) entitled to a monthly non-accountable expense allowance of $1,200, (ii) entitled to a monthly automobile allowance of $800, and (iii) provided with medical benefits under the Company's medical insurance plans on the same basis applicable to other employees of the Company.

      3. Acceleration of Vesting of Stock Option. Immediately upon the execution of this Agreement by the parties hereto, Wade's option to purchase 1,975,020 shares of Parent's common stock, par value $.001 per share, under the Option Agreement, dated as of February 20, 2004, between Wade and Parent (f/k/a Thinking Tools, Inc.) shall be exercisable in full.

      4. Release.

            (a) In exchange for the consideration provided for by Sections 2 and 3 hereof, Wade for himself and for his heirs, executors, administrators and assigns (hereinafter referred to collectively as "Releasors"), forever releases and discharges the Company, the Parent and any of their now or hereafter existing subsidiaries, parent companies, divisions, affiliates or related business entities, successors and assigns and any of their past or present shareholders, directors, officers, attorneys, agents, trustees, administrators, employees or assigns (whether acting as agents for the Company or in their individual capacities) (hereinafter referred to collectively as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date hereof.

            (b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release Releasees from any and all claims, whether known or unknown, which Releasors ever had, now have and may have against Releasees, including but not limited to any claims, whether or not asserted, arising out of Wade's employment with Releasees and/or his termination from such employment, including but not limited to: (i) any claim under the Civil Rights Act of 1964, as amended; (ii) any other claim of discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (iii) any claim arising out of the terms and conditions of Wade's employment with the Company, his termination from such employment, and/or any of the events relating directly or indirectly to or surrounding such termination;
(iv) any claim of discrimination or breach of fiduciary duty under the Employee Retirement Income Security Act of 1974, as amended (except claims for accrued vested benefits under any employee benefit plan of the Company in accordance with the terms of such plan and applicable law); (v) any claim arising under the Federal Age Discrimination in Employment Act of 1997, as amended, and the applicable rules and regulations thereunder; and (vi) any claim for attorney's fees, costs, disbursements and/or the like.

      5. Covenant not to Sue. Wade covenants, except to the extent prohibited by law, not to commence, maintain, prosecute or participate in any action, charge, complaint or proceeding of any kind (on his own behalf and/or on behalf of any other person or entity and/or on behalf of or as a member of any alleged class of persons) in any court, or before any administrative or investigative body or agency (whether public, quasi-public or private), except if otherwise required by law, against Releasees with respect to any act, omission, transaction or occurrence up to and including the date on which this Agreement is executed.

      6. Cooperation. Wade agrees to cooperate with the Company, the Parent and their counsel in any action, proceeding or litigation relating to any matter in which Wade was involved or of which Wade has knowledge as a result of or in connection with his employment by the Company.

      7. Non-Disparagement. Wade agrees that he will not at any time, orally or in writing, willfully denigrate, disparage, ridicule or criticize, or willfully make any derogatory, disparaging or damaging statements (or induce or encourage others to engage in any such act) regarding the Company, the Parent, and any their subsidiaries, divisions, affiliates or related business entities, successors and assigns and any of their or past or present shareholders, directors, officers, attorneys, agents, trustees, administrators, employees or any other representatives of the Company or any of their respective products or properties, including by way of news interviews or the expression of personal views, opinions or judgments to the media.

      8. Confidentiality; Return of Corporate Property, Non-Solicitation. Following the date hereof, Wade shall continue to be bound by the provisions of Sections 5, 6 and 8 of the Employment Agreement in accordance with the terms thereof.

      9. Specific Performance. In view of the irreparable harm and damage which would be incurred by the Company and the Parent in the event of any violation by Wade of any of the provisions of Sections 4 through 8 hereof, Wade hereby consents and agrees that in any such event, the Company and the Parent, in addition to any other rights they may have, and without prejudice to any other remedies which may be available at law or in equity, shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining Wade from committing or continuing any such violation, without the necessity of proving damage, or posting any bond or other security.

      10. Acknowledgment. Wade acknowledges that: (i) he has carefully read this Agreement in its entirety; (ii) he has had an opportunity to consider fully the terms of this Agreement; (iii) he fully understands the significance of all the terms and conditions of this Agreement; (iv) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (v) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein.

      11. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas without reference to its choice of law rules.

      12. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      13. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party to be charged.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      15. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       GVI SECURITY, INC.


                                       By: __________________________
                                           Name:
                                           Title:


                                       GVI SECURITY SOLUTIONS, INC.



                                       By: __________________________
                                           Name:
                                           Title:


                                       ------------------------------
                                               Thomas Wade